Exhibit 4.1

SEVENTEENTH SUPPLEMENTAL INDENTURE

KANSAS CITY POWER & LIGHT COMPANY

UMB BANK, N.A.

(FORMERLY UNITED MISSOURI BANK OF KANSAS CITY, N.A.)

DATED AS OF MARCH 27, 2019

CREATING 4.125% MORTGAGE BONDS,

SERIES 2019 DUE 2049

SUPPLEMENTAL TO GENERAL MORTGAGE INDENTURE AND

DEED OF TRUST DATED AS OF DECEMBER 1, 1986

SEVENTEENTH SUPPLEMENTAL INDENTURE, dated as of March 27, 2019, between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (the “Company”), and UMB BANK, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as Trustee (the “Trustee”) under the Indenture hereinafter mentioned.

WHEREAS, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture and Deed of Trust, dated as of December 1, 1986, recorded with the Franklin County, Kansas Register of Deeds (the “Franklin Recorder”) on November 25, 1986 in Book 36A at Page 1, recorded with the Jackson County, Missouri Recorder of Deeds (the “Jackson Recorder”) on November 25, 1986 as Document No. K-746018 in Book I-1612 at Page 1 (Kansas City) and as Document No. I-733944 in Book I-1612 at Page 632 (Independence), recorded with the Platte County, Missouri Recorder of Deeds (the “Platte Recorder”) on November 25. 1986 as Document No. 34173 in Book 693 at Page 341, filed with the Missouri Secretary of State (“MO SOS”) on November 25, 1986 under File No. 1393950 and filed with the Kansas Secretary of State (“KS SOS”) on November 25, 1986 under File No. 1127129 (the “Original Indenture”), incorporated as if more fully set forth herein, and, as supplemented, including by the Prior Supplemental Indentures (defined below) and by this Supplemental Indenture (collectively, the “Indenture”), to secure general mortgage bonds issued by the Company pursuant to the Indenture, unlimited in aggregate principal amount except as therein otherwise provided (the “Mortgage Bonds”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture, dated as of December 1, 1986, recorded with the Franklin Recorder on November 25, 1986 in Book 36A at Page 197 and recorded with the Jackson Recorder on November 25, 1986 as Document No. K-746019 in Book K-1612 at Page 197 (Kansas City) and as Document No. I-733945 in Book I-1612 at Page 824 (Independence), creating a first series of Mortgage Bonds, later satisfied (the “First Supplemental”); a Second Supplemental Indenture, dated as of April 1, 1988, recorded with the Franklin Recorder on April 8, 1988 in Book 36A at Page 212 and recorded with the Jackson Recorder on April 8, 1988 as Document No. K-822401 in Book K-1788 at Page 183 (Kansas City) and as Document No. I-836341 in Book I-1788 at Page 784 (Independence), creating a second series of Mortgage Bonds, later satisfied (the “Second Supplemental”); a Third Supplemental Indenture, dated as of April 1, 1991, recorded with the Franklin Recorder on April 8, 1991 in Book 36A at Page 408, recorded with the Jackson Recorder on April 8, 1991 as Document No. K-966029 in Book K-2112 at Page 2031 (Kansas City) and as Document No. I-1033656 in Book I-2113 at Page 141 (Independence) and filed with the MO SOS on April 8, 1991 under File No. 1986170, creating a third series of Mortgage Bonds, later satisfied (the “Third Supplemental”); a Fourth Supplemental Indenture, dated as of February 15, 1992, recorded with the Franklin Recorder on February 18, 1992 in Book 36C at Page 1, recorded with the Jackson Recorder on February 18, 1992 as Document No. K-1010515 in Book K-2210 at Page 2020 (Kansas City) and as Document No. I-1088523 in Book I-2211 at Page 49 (Independence) and filed with the MO SOS on February 18, 1992 under File No. 2094948, creating a fourth series of Mortgage Bonds, later satisfied (the “Fourth Supplemental”); a Fifth Supplemental Indenture, dated as of September 1, 1992, recorded with the Franklin Recorder on September 10, 1992 in Book 36C at Page 16, recorded with the Jackson Recorder on September 10, 1992 as Document No. K-1041360 in Book K-2288 at Page 1240 (Kansas City) and as Document No. I-1131853 in Book I-2288 at Page 1776 (Independence), recorded with the Platte Recorder on September 10, 1992 as Document No. 12560 in Book 776 at Page 783, filed with the MO SOS on September 10, 1992 under File No. 2171335 and filed with the KS SOS on September 10, 1992 under File No. 1832585, creating a fifth series of Mortgage Bonds (the “Fifth Supplemental”); a Sixth Supplemental Indenture, dated as of November 1, 1992, recorded with the Franklin Recorder on November 9, 1992 in Book 36C at Page 32, recorded with the Jackson Recorder on November 9, 1992 as Document No. K-1051904 in Book K-2316 at Page 2354 (Kansas City) and as Document No. I-1147066 in Book I-2317 at Page 365 (Independence) and filed with the MO SOS on November 9, 1992 under File No. 2191784, creating a sixth series of Mortgage Bonds, later satisfied (the “Sixth Supplemental”); a Seventh Supplemental Indenture, dated as of October 1, 1993, recorded with the Franklin Recorder on October 7, 1993 in Book 36C at Page 45, recorded with the Jackson Recorder on October 8, 1993 as Document No. K-1104016 in Book K-2458 (Kansas City) and on October 7, 1993 as Document No. I-1221163 in Book I-2458 at Page 17 (Independence), recorded with the Platte Recorder on October 7, 1993 as Document No. 15580 in Book 799, Page 526, filed with the MO SOS on October 8, 1993 under File No. 2318421 and filed with the KS SOS on October 7, 1993 under File No. 1953548, creating a seventh series of Mortgage Bonds (the “Seventh Supplemental”); an Eighth Supplemental Indenture, dated as of December 1, 1993, recorded with the Franklin Recorder on November 30, 1993 in Book 36C at Page 59, filed with the MO SOS on November 30, 1993 under File No. 2337515 and filed with the KS SOS on November 30, 1993 under File No. 1969459, creating an eighth series of Mortgage Bonds (the “Eighth Supplemental”); a Ninth Supplemental Indenture, dated as of February 1, 1994, recorded with the Franklin Recorder on February 17, 1994 in Book 36C at Page 72 and filed with the MO SOS on February 17, 1994 under File No. 2369932, creating a ninth series of Mortgage Bonds, later satisfied (the “Ninth Supplemental”); a Tenth Supplemental Indenture, dated as of November 1, 1994, recorded with the Franklin Recorder on November 7, 1994 in Book 36C at Page 87 and filed with the MO SOS on November 7, 1994 under File No. 2470773, creating a tenth series of Mortgage Bonds, later satisfied (the “Tenth Supplemental”); an Eleventh Supplemental Indenture, dated as of August 15, 2005, recorded with the Franklin Recorder on August 26, 2005 in Book 36C at Page 101, filed with the MO SOS under File No. 20050087192F and filed with the KS SOS on August 26, 2005 under File No. 6037766, creating an eleventh series of Mortgage Bonds (the “Eleventh Supplemental”); a Twelfth Supplemental Indenture, dated as of March 1, 2009, recorded with the Franklin Recorder on March 23, 2009 in Book 36C at Page 114, filed with the MO SOS on March 23, 2009 under file No. 20090028462E and filed with the KS SOS on March 23, 2009 under File No, 6580088, creating a twelfth series of Mortgage Bonds (the “Twelfth Supplemental”); a Thirteenth Supplemental Indenture, dated as of March 1, 2009, recorded with the Franklin Recorder on March 23, 2009 in Book 36C at Page 173, filed with the MO SOS on March 23, 2009 under File No. 20090028301G and filed with the KS SOS on March 23, 2009 under File No. 6580096, creating a thirteenth series of Mortgage Bonds (the “Thirteenth Supplemental”); a Fourteenth Supplemental Indenture, dated as of March 1, 2009, recorded on March 23, 2009 in Book 36C at Page 190, filed with the MO SOS on March 23, 2009 under File No. 20090028303J, filed with the KS SOS on March 23, 2009 under File No. 6580104, creating a fourteenth series of Mortgage Bonds (the “Fourteenth Supplemental”); a Fifteenth Supplemental Indenture, dated as of June 30, 2011, recorded with the Franklin Recorder on July 12, 2011 in Book 36C at Page 207, filed with the MO SOS on July 12, 2011 under File No. 20110077034G and filed with the KS SOS on July 12, 2011 under File No. 6815559, clarifying and supplementing the procedures applicable in the case of certain generation, transmission and other facilities it has or shall enter into as tenant in common, and eliminating procedural uncertainties under the Original Indenture in the case of such projects (the “Fifteenth Supplemental”); and a Sixteenth Supplemental Indenture, dated as of March 1, 2019, creating a fifteenth, sixteenth, seventeenth, eighteenth, nineteenth and twentieth series of Mortgage Bonds, and also identifying, clarifying, restating and supplementing the property to which the Lien of the Indenture is applicable and confirming unto the Trustee that the interest of the Company in said property is subject to the Lien of the Indenture, and amending and restating all of the Company’s interest in the several parcels of property set forth in Schedule A of the Twelfth Supplemental at Pages 1-39, filed with MO SOS on March 14, 2019 under File No. 1903142700717, filed with the KS SOS on March 14, 2019 under File No. 115941551, recorded with the Jackson Recorder on March 14, 2019 as Instrument No. 2019E0017890, recorded with the Platte Recorder on March 15, 2019 as Instrument No. 2019002550 in Book 1309 at Page 459 and recorded with the Franklin Recorder on March 14, 2019 as Instrument No. 769 in Book 36C at Page 269 (the “Sixteenth Supplemental”) (the sixteen supplemental indentures dated prior to the date hereof collectively referred to as the “Prior Supplemental Indentures”);

WHEREAS, the Company desires in and by this Supplemental Indenture to create a twenty-first series of Mortgage Bonds to be issued under the Indenture, to designate such series, to set forth the maturity date or dates, interest rate or rates and the form and other terms of such Mortgage Bonds;

WHEREAS, Section 15.01(c) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form and other terms of such Mortgage Bonds consistent with the provisions of the Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

DESCRIPTION OF CERTAIN PROPERTY SUBJECT TO THE LIEN OF THE INDENTURE

The Company, in order to secure the payment both of the principal of and interest and premium, if any, of the Mortgage Bonds from time to time issued under the Original Indenture, according to their tenor and effect, and the performance of all the provisions of the Original Indenture and of said Mortgage Bonds, has granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and does by these presents grant, bargain, sell, convey, assign and transfer, mortgage, pledge, set over and confirm unto the

Trustee, and to its successor or successors in said trust and its and their assigns forever, in trust, all of its right, title and interest in and to the property more particularly described in the Indenture, as supplemented by the Prior Supplemental Indentures, including, without limitation, the property described and incorporated into this Supplemental Indenture pursuant to this Article I, except as excepted or otherwise limited pursuant to this Article I, with all rights with respect thereto as the Trustee has been granted in connection with all Mortgaged Property under the Indenture, and together with all after-acquired property in accordance with the terms of the Indenture; TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions in the Indenture specifically set forth; and subject further with respect to the premises, property, franchises and rights owned by the Company at the date of execution hereof, to Excepted Property or Permissible Encumbrances as defined in Section 1.03 of the Original Indenture, and subject, with respect to property acquired after the date of execution of the Original Indenture or hereafter acquired, to all excepted encumbrances, all other defects and limitations of title and to all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of the acquisition of such property; IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and this Supplemental Indenture set forth, for the benefit and security of those who shall hold said Mortgage Bonds and coupons issued and to be issued under the Indenture, or any of them, in accordance with the terms of the Indenture without preference, priority or distinction as to lien of any of said Mortgage Bonds and coupons over any other thereof by reason of priority in the time of the issue or negotiation thereof or for any other reason whatsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest in the Original Indenture set forth; it being intended that the lien and security of all of said Mortgage Bonds and coupons of all series issued or to be issued under the Indenture shall take effect from the execution and delivery of the Original Indenture, and that the lien and security of the Indenture shall take effect from the date of execution and delivery of the Original Indenture as though all of the said Mortgage Bonds of all series were actually authenticated and delivered and issued upon such date.

For purposes of identifying, clarifying, restating and supplementing the property to which the Lien of this Indenture is applicable, the Company hereby confirms unto the Trustee that the interest of the Company in the following property is subject to the Lien of the Indenture according to its terms:

Confirmed Property. All of the Company’s interest in the several parcels of property set forth in Exhibit A of the Original Indenture at Pages A-1 to A-84, on Exhibit A of the Second Supplemental at Pages A-1 to A-3, on Exhibit A of the Third Supplemental at Pages A-1 to A-6, on Exhibit A to the Fourth Supplemental at Pages A-1 to A-2, on Exhibit A of the Fifth Supplemental at Pages A-1 to A-2, on Exhibit A of the Seventh Supplemental consisting of a single page, on Exhibit A of the Ninth Supplemental consisting of a single page, on Schedule A of the Tenth Supplemental at Page 13, on Schedule A of the Fifteenth Supplemental at Pages 1-52, and in Exhibit B of the Sixteenth Supplemental, all of which property is incorporated herein by reference; and

together with all of the property, rights and interest of the Company in property, whether real, personal or mixed (except as expressly excepted under the Indenture), owned on the date of the execution and delivery of this Supplemental Indenture, acquired by the Company since the date of the execution and delivery of the Fourteenth Supplemental, or hereafter acquired by the Company and wheresoever situated (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or any general description contained in this Supplemental Indenture), including, but not limited to, all real estate, lands, leases, leaseholds (except the last day of any lease or leasehold), easements, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of lands, all rights of way and roads, all plants, containers, buildings and other structures and all offices, buildings and the contents thereof; all fixtures, machinery, engines, boilers, machines, purifiers, scrubbers, retorts, tanks, pumps, regulators, meters, electric and mechanical or gas appliances, conduits or other pipes, service pipes, fittings, valves and connections, tools, implements, apparatus, supplies, furniture and chattels; all federal, state, municipal and other franchises, privileges and permits; all lines for the generation, transmission, distribution, interconnection, or storage of energy from any source, for any purpose; all electric and communication transmission lines, wood and steel poles and towers, lines of poles, anchors, guys, crossarms, insulators, conductors, cables, and other equipment appurtenant thereto for the transmission of energy, apparatus for use in connection therewith; and (except as expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinabove described or referred to or otherwise subject to the Lien of this Indenture; which shall be and are fully granted and conveyed by the Indenture and are fully embraced within the Lien of the Indenture as if such property, rights and interests were specifically described herein, subject to and in accordance with the terms thereof; except such property hereinafter expressly excepted or any parcel or part of such property heretofore released from the Lien of the Indenture or to which the Company and the Trustee have heretofore disclaimed any right, title or interest, unless otherwise subsequently pledged as Mortgaged Property in accordance with the Indenture.

ARTICLE I.

4.125% MORTGAGE BONDS, SERIES 2019 DUE 2049

SECTION 1.    (a) There is hereby created a twenty-first series of Mortgage Bonds to be issued under and secured by the Indenture, to be designated as “4.125% Mortgage Bonds, Series 2019 due 2049” of the Company (the “Bonds of the Twenty-first Series”).

(b)    The Bonds of the Twenty-first Series may be issued without limitation as to aggregate principal amount except as provided in the Indenture and this Supplemental Indenture. The Bonds of the Twenty-first Series shall be initially issued in the aggregate principal amount of $400,000,000; provided that the Company may, at any time, without the consent of the Bondholders of the Outstanding Bonds of the Twenty-first Series, issue additional Bonds of the Twenty-first Series ranking equally and ratably with, and having the same interest rate, maturity and other terms (except for the price to the public, the issue date and the first interest payment date, as applicable) as, the Bonds of the Twenty-first Series. Any additional Bonds, together with the Bonds of the Twenty-first Series initially issued, will constitute a single series of general mortgage bonds under the Indenture; provided that if any such additional Bonds are not fungible for U.S. federal income tax purposes with the Bonds of the Twenty-first Series, such additional Bonds will be issued under a separate CUSIP number.

(c)    The Bonds of the Twenty-first Series shall be registered Bonds without coupons and shall be dated as described in Section 2.03 of the Indenture except that the Bonds of the Twenty-first Series initially issued shall be dated March 27, 2019. All Bonds of the Twenty-first Series shall mature on April 1, 2049 (the “Maturity Date”), subject to prior redemption pursuant to Section 2 of this Article I.

(d)    All Bonds of the Twenty-first Series shall be issued initially in the form of one or more global bonds (each such global bond, a “Global Bond”) to or on behalf of The Depository Trust Company (“DTC”), as depositary therefor (in such capacity, the “Depositary”), and registered in the name of the Depositary or its nominee.

(e)    The principal and interest on the Bonds of the Twenty-first Series shall be payable in lawful money of the United States of America. The place where such principal shall be payable shall be at the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust). The place where interest shall be payable shall be the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust), or by check mailed to the Registered Holders of the Bonds of the Twenty-first Series. Notwithstanding the foregoing, with respect to Bonds of the Twenty-first Series in the form of one or more Global Bonds registered in the name of DTC or its nominee, the Company may make payments of principal of, redemption price of, and interest on such Global Bond pursuant to and in accordance with such arrangements as are agreed upon by the Company and the Depositary.

(f)    The Bonds of the Twenty-first Series shall bear interest at the rate of 4.125% per annum from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2019, to the persons in whose names the Bonds of the Twenty-first Series are registered at the close of business on the record date for such interest payment date, which will be (i) the close of business on the Business Day immediately preceding such interest payment date so long as all of the Bonds of the Twenty-first Series remain in book-entry only form or (ii) the 15th calendar day immediately preceding each interest payment date if any of the Bonds of the Twenty-first Series do not remain in book-entry only form, whether or not such day is a Business Day. The term “Business Day” means, with respect to the Bonds of the Twenty-first Series, any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

(g)    The Company shall have no obligation to redeem or purchase any Bonds of the Twenty-first Series pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a holder of any Bonds of the Twenty-first Series.

(h)    The Bonds of the Twenty-first Series shall be subject to redemption as set forth in Section 2 of this Article I.

(i)    So long as there is no existing default in the payment on the Bonds of the Twenty-first Series, the person in whose name any Bond of the Twenty-first Series is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding any transfer or exchange of such Bond of the Twenty-first Series subsequent to the record date and on or prior to such interest payment date, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the Twenty-first Series is registered on the date of payment of such defaulted interest.

As used in this Section 1, the term “default in the payment of interest” means failure to pay interest due on the applicable interest payment date disregarding any period of grace permitted by Section 12.02 of the Original Indenture, and the term “record date” with respect to each interest payment date is defined in Section 1(f) above.

SECTION 2.    Except as described in Article IX of the Original Indenture and this Section 2, the Bonds of the Twenty-first Series may not be redeemed prior to the Maturity Date. Prior to the Par Call Date, the Company shall have the right to redeem the Bonds of the Twenty-first Series, at its option, in whole or from time to time in part, at a redemption price equal to the greater of:

(a)    100% of the principal amount of the Bonds of the Twenty-first Series being redeemed; and

(b)    the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of the Twenty-first Series being redeemed that would be due if the Bonds of the Twenty-first Series matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Bonds of the Twenty-first Series being redeemed to, but excluding, the redemption date.

Notwithstanding the foregoing, so long as there is no existing default in the payment on the Bonds of the Twenty-first Series, installments of interest on the Bonds of the Twenty-first Series that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable on such interest payment date to the Registered Holders of the Bonds of the Twenty-first Series as of the close of business on the relevant record date according to the Bonds of the Twenty-first Series and the Indenture, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the Twenty-first Series is registered on the date of payment of such defaulted interest.

On or after the Par Call Date, the Company shall have the right to redeem the Bonds of the Twenty-first Series, at its option, in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Bonds of the Twenty-first Series being redeemed, plus accrued and unpaid interest on the principal amount of the Bonds of the Twenty-first Series being redeemed to, but excluding, the redemption date.

For purposes of this Section 2:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Bonds of the Twenty-first Series to be redeemed (assuming, for this purpose, that the Bonds of the Twenty-first Series matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of the Twenty-first Series.

“Comparable Treasury Price” means, with respect to any redemption date: (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations; or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Par Call Date” means October 1, 2048.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means: (1) BNP Paribas Securities Corp. or its affiliates and successors, unless it ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer; (2) a Primary Treasury Dealer selected by each of BNY Mellon Capital Markets, LLC, PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc.; and (3) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Except as hereinafter provided, notice of redemption of Bonds of the Twenty-first Series shall be mailed by or on behalf of the Company, postage prepaid, at least ten and not more than forty days prior to such date of redemption, to the registered owners of all Bonds of the Twenty-first Series to be so redeemed, at their respective addresses appearing upon the registry books. Any notice which is mailed as herein provided shall be conclusively presumed to have been properly and sufficiently given on the date of such mailing, whether or not the holder receives the notice. In any case, failure to give due notice by mail, or any defect in the notice, to the registered owners of any Bonds of the Twenty-first Series called for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Bond.

SECTION 3.    Bonds of the Twenty-first Series shall be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and numbered consecutively from “R1” upward.

The form of the Bonds of the Twenty-first Series shall be substantially as follows (any of the provisions of such Bond may be set forth on the reverse side thereof):

(FORM OF BOND OF THE TWENTY-FIRST SERIES)

For so long as this Global Bond is deposited with or on behalf of The Depository Trust Company, it shall bear the following legend:

This security is a global security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This security may not be exchanged in whole or in part for a security registered, and no transfer of this security in whole or in part may be registered, in the name of any person other than such depositary or a nominee thereof, except in the limited circumstances described in the indenture or any supplement thereto.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Kansas City Power & Light Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

KANSAS CITY POWER & LIGHT COMPANY

4.125% MORTGAGE BONDS, SERIES 2019 DUE 2049

Interest Rate: 4.125% per annum	Principal Sum $_________
Maturity Date: April 1, 2049	CUSIP No. 485134 BS8
Registered Holder: _______________

Kansas City Power & Light Company, a Missouri corporation (“Company”), for value received, hereby promises to pay to                 or registered assigns, on April 1, 2049, at the principal office of the Trustee hereinafter named, in Kansas City, Missouri (or at the principal office of any successor in trust), the sum of $                , and to pay interest thereon from the date hereof at the rate of 4.125% per annum, payable semi-annually as provided in the indenture hereinafter mentioned, on the 1st day of April and on the 1st day of October in each year, commencing October 1, 2019, until the Company’s obligation with respect to the payment of such principal sum shall be discharged as provided in the indenture hereinafter mentioned; provided that, so long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any interest payment date will be paid to the person in whose name this Bonds was registered at the close of business on the record date for such interest payment date, which will be (i) the close of business on the Business Day immediately preceding such interest payment date so long as all of this Bond of the Twenty-first Series remains in book-entry only form or (ii) the 15th calendar day immediately preceding such interest payment date if any of this Bond of the Twenty-first Series does not remain in book-entry only form, whether or not such day is a Business Day. The term “Business Day” means, with respect to this Bond of the Twenty-first Series, any day other than a day on which banking institutions in New York, New York are authorized or required by law to close. The principal of and any premium or interest on this Bond of the Twenty-first Series are payable in lawful money of the United States of America.

This Bond of the Twenty-first Series is one, of the series hereinafter specified, of the bonds of the Company (“Bonds”) known as its “Mortgage Bonds,” issued and to be issued in one or more series under and secured by a General Mortgage Indenture and Deed of Trust dated as of December 1, 1986 (“Indenture”), duly executed by the Company to UMB Bank, N.A., (formerly United Missouri Bank of Kansas City, N.A.), Trustee (“Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are, and are to be, issued and secured, and the rights of the owners of the Bonds and of the Trustee in respect of such security, and the prior liens to which the security for the Bonds is junior; capitalized terms used in this Bond of the Twenty-first Series have the respective meanings set forth in the Indenture. As provided in the Indenture, the Bonds may be various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond of the Twenty-first Series is one of a series entitled “4.125% Mortgage Bonds, Series 2019 due 2049,” created by a Seventeenth Supplemental Indenture dated as of March 27, 2019, as provided for in the Indenture. With the consent of the holders of more than 50% in aggregate principal amount of the Outstanding Bonds, the Company and the Trustee may from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of the Bonds and any coupons; provided, however, that (i) no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Bond affected thereby (A) extend the fixed maturity of any Bonds, change any terms of any sinking fund or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or rates or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to certain exceptions, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of or any premium or interest on such Bonds in accordance with the terms of said Bonds, or (B) reduce the aforesaid percentage of Bonds, the holders of which are required to consent to any such Supplemental Indenture, or (C) permit the creation by the Company of any Prior Lien, and (ii) no such action which would affect the rights of holders of Bonds of only one series may be taken unless approved by the holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the Bonds of two or more series, the approval of such action on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that, in no event shall such action be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.

Prior to October 1, 2048 (the “Par Call Date”), the Company shall have the right to redeem the Bonds of the Twenty-first Series, at its option, in whole or from time to time in part, at a redemption price equal to the greater of: (i) 100% of the principal amount of the Bonds of the Twenty-first Series being redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of the Twenty-first Series being redeemed that would be due if the Bonds of the Twenty-first Series matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Bonds of the Twenty-first Series being redeemed to, but excluding, the redemption date.

Notwithstanding the foregoing, so long as there is no existing default in the payment on the Bonds of the Twenty-first Series, installments of interest on the Bonds of the Twenty-first Series that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable on such interest payment date to the Registered Holders of the Bonds of the Twenty-first Series as of the close of business on the relevant record date according to the Bonds of the Twenty-first Series and the Indenture, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the Twenty-first Series is registered on the date of payment of such defaulted interest.

On or after the Par Call Date, the Company shall have the right to redeem the Bonds of the Twenty-first Series, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Bonds of the Twenty-first Series being redeemed, plus accrued and unpaid interest on the principal amount of the Bonds of the Twenty-first Series being redeemed to, but excluding, the redemption date.

For purposes of the third immediately preceding paragraph, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Bonds of the Twenty-first Series to be redeemed (assuming, for this purpose, that the Bonds of the Twenty-first Series matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of the Twenty-first Series.

“Comparable Treasury Price” means, with respect to any redemption date: (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations; or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means: (1) BNP Paribas Securities Corp. or its affiliates and successors, unless it ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer; (2) a Primary Treasury Dealer selected by each of BNY Mellon Capital Markets, LLC, PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc.; and (3) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of redemption of Bonds of the Twenty-first Series shall be mailed by or on behalf of the Company, postage prepaid, at least ten and not more than forty days prior to such date of redemption, to the registered owners of all Bonds of the Twenty-first Series to be so redeemed, at their respective addresses appearing upon the registry books, as more fully provided in the Indenture and said Seventeenth Supplemental Indenture. Notice of redemption having been duly given, the Bonds of the Twenty-first Series called for redemption shall become due and payable upon the redemption date and, if the redemption price shall have been deposited with the Trustee, interest thereon shall cease to accrue on and after the redemption date, and whenever the redemption price thereof shall have been deposited with the Trustee and notice of redemption shall have been duly given or provision therefor made, such Bonds of the Twenty-first Series shall no longer be entitled to any lien or benefit of the Indenture.

In the event that this Bond of the Twenty-first Series shall not be presented for payment when the principal hereof becomes due, either at maturity or otherwise, and the Company shall have on deposit with the Trustee in trust for the purpose, on the date when this Bond of the Twenty-first Series is due, funds sufficient to pay the principal of this Bond of the Twenty-first Series, together with all interest due hereon to the date of maturity of this Bond of the Twenty-first Series, for the use and benefit of the Registered Owner hereof, then all liability of the Company to the Registered Holder of this Bond of the Twenty-first Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and the right of such Registered Holder of this Bond of the Twenty-first Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and such Registered Holder shall no longer be entitled to any lien or benefit of the Indenture.

In case an event of Default shall occur, the principal of this Bond of the Twenty-first Series may become or be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

This Bond of the Twenty-first Series is transferable by the Registered Holder hereof in person or by an attorney duly authorized in writing, at the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust), upon surrender and cancellation of this Bond of the Twenty-first Series, and upon any such transfer a new registered Bond of the Twenty-first Series without coupons of the same series for the same principal amount will be issued to the transferee in exchange herefor and Bonds of this series may, at the option of the Registered Holder and upon surrender at said office of the Trustee (or any successor in trust), or at said office or agency of the Company, be exchanged for registered Bonds of this series of the same aggregate principal amount of other authorized denominations, all without service charge (except for any stamp tax or other governmental charge).

The Company and the Trustee may deem and treat the person in whose name this Bond of the Twenty-first Series is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Bond of the Twenty-first Series, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any Supplemental Indenture, against any incorporator, stockholder, director or officer, past, present or future, of the Company or of any predecessor corporation, as such, either directly or through the Company or of any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by every owner hereof by the acceptance of this Bond of the Twenty-first Series and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

This Bond of the Twenty-first Series shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been executed by the Trustee or its successor in trust under said Indenture.

IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Bond of the Twenty-first Series to be executed in its name by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or a Vice President, and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

KANSAS CITY POWER & LIGHT COMPANY

By
Authorized Signature

Dated:

Attest:

Secretary or Assistant Secretary

The form of Trustee’s certificate to appear on all Bonds of the Twenty-first Series shall be substantially as follows:

(FORM OF TRUSTEE’S CERTIFICATE)

This Bond of the Twenty-first Series is one of the Bonds of the series designated therein, described in the within-mentioned Indenture and Seventeenth Supplemental Indenture.

UMB BANK, N.A., as Trustee

By
Authorized Signature

SECTION 4.    Bonds of the Twenty-first Series shall be exchangeable upon surrender thereof at the principal office of the Trustee in Kansas City, Missouri (or at the principal office of any successor in trust) for registered Bonds without coupons of the same aggregate principal amount but of different authorized denomination or denominations, such exchanges to be made without service charge (except for any stamp tax or other governmental charge).

SECTION 5.    Until Bonds of the Twenty-first Series in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver in lieu thereof, Bonds of the Twenty-first Series in temporary form as provided in Section 2.08 of the Indenture.

SECTION 6.    Definitive Bonds of the Twenty-first Series may be in the form of fully engraved Bonds or Bonds printed or lithographed with steel engraved borders.

ARTICLE II.

ISSUE OF BONDS OF THE TWENTY-FIRST SERIES

SECTION 1.    The Bonds of the Twenty-first Series may be executed, authenticated and delivered from time to time as permitted by the provisions of Article III, IV, V or VI of the Indenture.

ARTICLE III.

THE TRUSTEE

SECTION 1.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

SECTION 1.    Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture, as amended, shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; and the Indenture as supplemented and amended by this Supplemental Indenture is in all respects ratified and confirmed; and the Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2.    Nothing in this Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the holders of Bonds of the Twenty-first Series issued and to be issued under and in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of Bonds of the Twenty-first Series issued and to be issued under the Indenture and secured thereby.

SECTION 3.    All covenants, stipulations and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind and (subject to the provisions of the Indenture) inure to the benefit of its successors and assigns, whether so expressed or not.

SECTION 4.    The headings of the several Articles of this Supplemental Indenture are inserted for convenience of reference, and shall not be deemed to be any part hereof.

SECTION 5.    This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall together constitute but one and the same instrument.

SECTION 6.    In case any provision in this Supplemental Indenture or the Bonds of the Twenty-first Series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7.    If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Supplemental Indenture to be executed by its Chairman of the Board, President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and UMB BANK, N.A., as Trustee as aforesaid, has caused the same to be executed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries, as of the day and year first above written.

KANSAS CITY POWER & LIGHT COMPANY

By	/s/ Lori A. Wright
Name: Lori A. Wright
Title: Vice President Corporate Planning, Investor Relations and Treasurer

[Seal]

Attest:

By:	/s/ Jeffrey C. DeBruin
Name: Jeffrey C. DeBruin
Title: Corporate Counsel and Assistant Secretary

UMB BANK, N.A., as trustee

By:	/s/ Anthony P. Hawkins
Name: Anthony P. Hawkins
Title: Vice President

[Seal]

Attest:

/s/ Lara L. Stevens
Secretary or Assistant Secretary

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 18th day of March, 2019, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Lori A. Wright, to me personally known, who, being by me duly sworn, did say that she is the Vice President, Corporate Planning, Investor Relations and Treasurer of KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation, one of the parties described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Lori A. Wright acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Annette G. Carter
Notary Public
Annette G. Carter
Jackson County
Commission #13779753

My commission expires: October 6, 2021

STATE OF MISSOURI	)
) ss
COUNTY OF JACKSON	)

On this 19th day of March, 2019, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Anthony P. Hawkins, to me personally known, who, being by me duly sworn, did say that he is a Vice President of UMB Bank, N.A., a national banking association organized and existing under the laws of the United States of America, one of the parties described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said association, and that said instrument was signed and sealed on behalf of said association by authority of its Board of Directors; and said Anthony Hawkins acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/ Denise R. Williams
Notary Public
Denise R. Williams
Notary Public - Notary Seal
State of Missouri
County of Clay
Commission #08404441

My commission expires: June 5, 2020